Exhibit 99.1
Avantor Reports Third Quarter 2021 Results
•Net sales of $1.83 billion, increase of 14.3%; organic revenue growth of 10.2%
•Net income of $156.8 million; Adjusted EBITDA of $359.2 million
•Diluted GAAP EPS of $0.24; adjusted EPS of $0.35
•Operating cash flow of $261.9 million; free cash flow of $229.3 million
•Adjusted net leverage of 3.5x; down from 3.8x at June 30, 2021
RADNOR, Pa. (USA) – October 28, 2021 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences, advanced technologies and applied materials industries, today reported financial results for the quarter ended September 30, 2021.
“Our strong third quarter performance reflects continued momentum in our core business and the relevance of our business model. We had another quarter of double-digit revenue growth, significant margin expansion and deleveraging, highlighting our track record of execution,” said Michael Stubblefield, President and Chief Executive Officer of Avantor.
“We continue to execute our long-term growth strategy with ongoing investments in manufacturing capacity, innovation and M&A. The pending closure of the Masterflex acquisition will further enhance our position as a critical partner to scientists around the world and increase our proprietary offering in both biopharma research and production. Looking ahead, we are focused on advancing life-changing science, are well positioned for continued growth and have again raised our guidance for full year results,” Stubblefield concluded.
Third Quarter 2021
For the three months ended September 30, 2021, net sales were $1.83 billion, an increase of 14.3% compared to the third quarter of 2020. Foreign currency translation had a favorable impact of approximately 0.9% with M&A adding approximately 3.2%, resulting in organic sales growth of 10.2%. Net income increased to $156.8 million from a loss of $42.2 million in the third quarter of 2020, which was impacted by the extinguishment of debt related to debt refinancing activities. Adjusted EBITDA increased 25.8% to $359.2 million, and Adjusted EBITDA margin expanded approximately 180 basis points.
Diluted earnings per share on a GAAP basis were $0.24 as compared to a loss per share of $0.10 for the comparable prior period, while adjusted EPS was $0.35 as compared to $0.24 for the comparable prior period.
Operating cash flow in the quarter was $261.9 million, while free cash flow in the quarter was $229.3 million.
As of September 30, 2021, adjusted net leverage was 3.5x, down from 3.8x as of June 30, 2021 and in line with our target of 2-4x.

Third Quarter 2021 – Segment Results
Management uses Adjusted EBITDA to measure and evaluate the internal operating performance of the Company’s business segments. Adjusted EBITDA is also our segment reporting profitability measure under generally accepted accounting principles.
Americas
Net sales were $1,045.0 million, a reported increase of 10.0%, as compared to $950.5 million in the third quarter of 2020. On an organic basis, sales increased 9.1%.
Adjusted EBITDA margin increased 120 basis points to 22.6%, as compared to 21.4% in the comparable prior period.

Europe
Net sales were $674.7 million, a reported increase of 20.0%, as compared to $562.1 million in the third quarter of 2020. On an organic basis, sales increased 10.9%.
Adjusted EBITDA margin increased 260 basis points to 20.1%, as compared to 17.5% in the comparable prior period.

AMEA
Net sales were $114.6 million, a reported increase of 24.1%, as compared to $92.4 million in the third quarter of 2020. On an organic basis, sales increased 16.4%.
Adjusted EBITDA margin increased 300 basis points to 25.7%, as compared to 22.7% in the comparable prior period.
Conference Call
Avantor will host a conference call to discuss its results tomorrow, October 29, at 7:30 a.m. Eastern Daylight Time. A live webcast can be accessed on the investors section of our website. Or you may listen to the call by dialing (866) 211-4132 (domestic) or (647) 689-6615 (international) and use the conference code 8097621. Prior to the webcast, a presentation relating to the earnings call will be available on the Company’s website.
Following the live webcast, a replay of the webcast and the slide presentation will be available at https://ir.avantorsciences.com/investors/news-and-events/events/default.aspx.
About Avantor
Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. Our global footprint enables us to serve more than 225,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world. For more information, please visit www.avantorsciences.com.

Use of non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.
The non-GAAP financial measures used in this press release are sales growth on an organic basis, Adjusted EBITDA, adjusted net income, adjusted EPS, adjusted net leverage and free cash flow.
•Sales growth on an organic basis eliminates from our reported net sales growth the impacts of earnings from any acquired or disposed businesses and changes in foreign currency exchange rates. We believe that this measurement is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented. This measurement is used by our management for the same reason.
•Adjusted EBITDA is used by investors to measure and evaluate our operating performance exclusive of interest expense, income tax expense, depreciation, amortization and certain other adjustments. We believe that this measurement is useful to investors as a way to analyze the underlying trends in our core business consistently across the periods presented. This measurement is used by our management for the same reason.
•Adjusted EPS is our diluted earnings per share adjusted to normalize the number of shares outstanding for our position immediately after our initial public offering and to exclude amortization and various other items on an after-tax basis. The normalization of shares reflects for all periods (i) the total number of shares of common stock outstanding following our initial public offering, as well as (ii) the dilutive effect of the assumed exercise or conversion of instruments following our initial public offering (including our 6.250% Series A mandatory convertible preferred stock assuming the lowest rate of conversion into common stock). The adjusted share count also excludes the shares issued in our secondary equity offering on September 15, 2021. We believe that this measurement is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measurement is used by our management for the same reason.
•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents excluding the net proceeds from the secondary offering that we completed on September 15, 2021, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the run-rate effect of cost synergies and the incremental results of acquisitions as if those acquisitions had occurred on the first day of the trailing 12-month period expected from completed acquisitions). We believe that this measurement is useful to investors as a way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business. This measurement is used by our management for the same reason.
•Free cash flow is equal to our cash flow from operating activities, excluding acquisition-related costs paid in the period, less capital expenditures. We have amended our definition of free cash flow to exclude acquisition-related costs as they may be significant, individually or in aggregate, and may make it more difficult for investors to understand the free cash flows associated with the normal operations of our business. We believe that this measurement is useful to investors as it provides a view on the Company’s ability to generate cash for use in financing or investment activities. This measurement is used by management for the same reason.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K, our Form 10-Q for the first, second and third quarters of 2021, as such risk factors may be updated from time to time in our periodic filings with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of operations

(in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net sales	$1,834.3	$1,605.0	$5,478.5	$4,602.7
Cost of sales	1,218.4	1,098.6	3,623.3	3,103.8
Gross profit	615.9	506.4	1,855.2	1,498.9
Selling, general and administrative expenses	378.7	329.2	1,097.0	996.7
Operating income	237.2	177.2	758.2	502.2
Interest expense	(54.1)	(65.2)	(156.6)	(251.8)
Loss on extinguishment of debt	—	(226.4)	(8.4)	(226.4)
Other income, net	3.4	6.6	19.8	11.6
Income before income taxes	186.5	(107.8)	613.0	35.6
Income tax (expense) benefit	(29.7)	65.6	(134.4)	29.4
Net income	156.8	(42.2)	478.6	65.0
Accumulation of yield on preferred stock	(16.1)	(16.1)	(48.4)	(48.4)
Net income (loss) available to common stockholders	$140.7	$(58.3)	$430.2	$16.6

Earnings per share:
Basic	$0.24	$(0.10)	$0.74	$0.03
Diluted	$0.24	$(0.10)	$0.73	$0.03
Weighted average shares outstanding:
Basic	588.5	577.2	584.1	575.5
Diluted	598.1	577.2	593.0	582.5

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated balance sheets

(in millions)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,426.1	$286.6
Accounts receivable, net	1,184.7	1,113.3
Inventory	844.0	739.6
Other current assets	109.8	91.4
Total current assets	3,564.6	2,230.9
Property, plant and equipment, net	682.7	549.9
Other intangible assets, net	4,205.6	4,048.8
Goodwill	3,506.3	2,860.2
Other assets	240.0	216.7
Total assets	$12,199.2	$9,906.5
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$37.0	$26.4
Accounts payable	698.8	678.9
Employee-related liabilities	176.8	179.3
Accrued interest	27.0	44.5
Other current liabilities	380.5	313.6
Total current liabilities	1,320.1	1,242.7
Debt, net of current portion	5,549.8	4,867.5
Deferred income tax liabilities	821.5	723.9
Other liabilities	403.0	398.1
Total liabilities	8,094.4	7,232.2
Stockholders’ equity:
Mandatory convertible preferred stock including paid-in capital	1,003.7	1,003.7
Common stock including paid-in capital	2,749.3	1,737.6
Accumulated earnings (deficit)	389.9	(88.7)
Accumulated other comprehensive (loss) income	(38.1)	21.7
Total stockholders’ equity	4,104.8	2,674.3
Total liabilities and stockholders' equity	$12,199.2	$9,906.5

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows

(in millions)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$156.8	$(42.2)	$478.6	$65.0
Reconciling adjustments:
Depreciation and amortization	100.0	99.1	275.1	293.4
Stock-based compensation expense	13.4	11.4	37.0	31.4
Provision for accounts receivable and inventory	9.4	22.4	33.5	54.9
Deferred income tax benefit	(18.7)	(68.6)	(24.0)	(90.7)
Amortization of deferred financing costs	4.1	5.9	11.7	19.0
Loss on extinguishment of debt	—	226.4	8.4	226.4
Foreign currency remeasurement loss (gain)	2.6	(5.3)	5.4	(1.2)
Changes in assets and liabilities:
Accounts receivable	55.5	(34.5)	(66.5)	(50.6)
Inventory	(14.8)	(1.3)	(117.8)	(56.9)
Accounts payable	(61.2)	36.7	1.9	67.8
Accrued interest	(17.7)	(10.7)	(17.5)	(10.7)
Other assets and liabilities	30.7	41.7	20.5	75.3
Other, net	1.8	0.5	6.3	0.7
Net cash provided by operating activities	261.9	281.5	652.6	623.8
Cash flows from investing activities:
Capital expenditures	(32.6)	(15.3)	(71.1)	(41.4)
Cash paid for acquisitions, net of cash acquired	(2.2)	—	(1,168.9)	—
Other	0.5	(0.6)	1.8	1.1
Net cash used in investing activities	(34.3)	(15.9)	(1,238.2)	(40.3)
Cash flows from financing activities:
Debt Borrowings	—	2,001.6	1,134.6	2,001.6
Debt repayments	(7.0)	(2,104.0)	(323.1)	(2,171.5)
Payments of debt financing costs	(2.4)	(198.0)	(22.5)	(198.0)
Proceeds from issuance of stock, net of issuance costs	967.0	—	967.0	—
Payments of dividends on preferred stock	(16.1)	(16.1)	(48.4)	(48.4)
Proceeds received from exercise of stock options	38.9	0.4	76.4	13.8
Shares repurchased to satisfy employee tax obligations for vested stock-based awards	—	—	(25.8)	—
Net cash provided by (used in) financing activities	980.4	(316.1)	1,758.2	(402.5)
Effect of currency rate changes on cash	(5.5)	5.7	(10.0)	2.8
Net change in cash and cash equivalents	1,202.5	(44.8)	1,162.6	183.8
Cash, cash equivalents and restricted cash, beginning of period	249.3	417.9	289.2	189.3
Cash, cash equivalents and restricted cash, end of period	$1,451.8	$373.1	$1,451.8	$373.1

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures

(in millions)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net income (loss)	$156.8	$(42.2)	$478.6	$65.0
Amortization	75.8	78.8	210.4	233.4
Loss on extinguishment of debt	—	226.4	8.4	226.4
Net foreign currency (gain) loss from financing activities	(0.8)	(4.1)	1.2	(4.3)
Other stock-based compensation expense	1.6	0.6	2.9	0.6
Acquisition-related expenses[1]	3.2	—	27.8	—
Integration-related expenses[2]	7.9	3.9	8.4	11.5
Purchase accounting adjustments[3]	6.3	—	6.3	—
Restructuring and severance charges[4]	0.4	2.3	2.2	6.7
Receipt of disgorgement penalty[5]	—	—	(13.0)	—
Income tax benefit applicable to pretax adjustments	(24.8)	(112.3)	(55.0)	(152.8)
Adjusted Net income	226.4	153.4	678.2	386.5
Interest expense	54.1	65.2	156.6	251.8
Depreciation	24.2	20.3	64.7	60.0
Income tax provision applicable to Adjusted Net income	54.5	46.7	189.4	123.4
Adjusted EBITDA	$359.2	$285.6	$1,088.9	$821.7
━━━━━━━━━
1.Represents legal, accounting, investment banking and consulting fees incurred related to completed and pending acquisitions. Generally, these expenses are incurred prior to and at the closing of acquisitions.
2.Represents non-recurring direct costs incurred to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.
3.Represents the amortization of the fair-value adjustment to Ritter’s acquired inventory.
4.Reflects the incremental expenses incurred in the period related to initiatives to increase profitability and productivity. Typical costs included in this caption are employee severance, site-related exit costs, and contract termination costs.
5.Related to the disgorgement of disallowed trading profits from Goldman Sachs, which was a related party until December 31, 2020.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Diluted earnings (loss) per share (GAAP)	$0.24	$(0.10)	$0.73	$0.03
Dilutive impact of convertible instruments	—	0.03	0.01	0.07
Fully diluted earnings per share (non-GAAP)	0.24	(0.07)	0.74	0.10
Amortization	0.12	0.12	0.33	0.36
Loss on extinguishment of debt	—	0.35	0.02	0.35
Net foreign currency loss (gain) from financing activities	—	(0.01)	—	(0.01)
Other stock-based compensation expense	—	—	0.01	—
Acquisition-related expenses	0.01	—	0.04	—
Integration-related expenses	0.01	0.01	0.02	0.02
Purchase accounting adjustments	0.01	—	0.01	—
Restructuring and severance charges	—	0.01	—	0.02
Receipt of disgorgement penalty	—	—	(0.02)
Income tax benefit applicable to pretax adjustments	(0.04)	(0.17)	(0.09)	(0.24)
Adjusted EPS (non-GAAP)	$0.35	$0.24	$1.06	$0.60

Weighted average shares outstanding:
Diluted (GAAP)	598.1	577.2	593.0	582.5
Incremental shares excluded for GAAP	62.9	69.8	62.9	62.9
Normalization*	(18.3)	(4.3)	(13.2)	(2.7)
Share count for Adjusted EPS (non-GAAP)	642.7	642.7	642.7	642.7

*    Adjusted EPS reflects the share count of 642.7, the proforma fully diluted share count that was determined immediately following our May 2019 initial public offering. That share count assumes the Mandatory Convertible Preferred Stock is converted at the lowest conversion ratio and does not reflect the vesting or exercise of any stock-based awards following the IPO or the shares issued in our September 15, 2021 secondary equity offering.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Free cash flow

(in millions)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$261.9	$281.5	$652.6	$623.8
Acquisition-related expenses paid	—	—	24.6	—
Capital expenditures	(32.6)	(15.3)	(71.1)	(41.4)
Free cash flow (non-GAAP)	$229.3	$266.2	$606.1	$582.4

Adjusted net leverage

(dollars in millions)	September 30, 2021
Total debt, gross	$5,667.4
Less cash and cash equivalents	(1,426.1)
Net proceeds received from secondary offering	967.0
	$5,208.3

Trailing twelve months Adjusted EBITDA*	$1,461.5
Trailing twelve months ongoing stock-based compensation expense	45.9
Pro forma adjustment for projected synergies	—
	$1,507.4

Adjusted net leverage (non-GAAP)	3.5	x

*    Represents the Adjusted EBITDA of Avantor for the trailing twelve-month period plus management’s best estimates of the incremental results attributable to acquired companies as if such acquisitions had been completed on the first day of such trailing twelve-month period, as permitted by our debt covenants. Such estimates and financial information for acquired companies may or may not have been audited, and in certain instances may have been prepared on a basis other than U.S. GAAP though we believe these differences in the basis of accounting to be immaterial for the purpose of presenting net leverage.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales

(in millions)	September 30,		Reconciliation of reported change to organic change
			Reported change	Foreign currency impact	M&A Impact	Organic
	2021	2020
Three months ended:
Americas	$1,045.0	$950.5	$94.5	$3.8	$4.2	$86.5
Europe	674.7	562.1	112.6	9.1	41.9	$61.6
AMEA	114.6	92.4	22.2	2.4	4.7	$15.1
Total	$1,834.3	$1,605.0	$229.3	$15.3	$50.8	$163.2
Nine months ended:
Americas	$3,149.9	$2,707.1	$442.8	$18.6	$4.2	$420.0
Europe	1,991.1	1,627.1	364.0	119.1	41.9	$203.0
AMEA	337.5	268.5	69.0	12.3	4.7	$52.0
Total	$5,478.5	$4,602.7	$875.8	$150.0	$50.8	$675.0

Adjusted EBITDA

(in millions)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Americas	$236.3	$203.6	$740.0	$591.0
Europe	135.5	98.4	390.4	278.4
AMEA	29.5	20.9	80.5	56.8
Corporate	(42.1)	(37.3)	(122.0)	(104.5)
Total	$359.2	$285.6	$1,088.9	$821.7

Media Contact
Allison Hosak
Senior Vice President, Global Communications and Brand
Avantor
908-329-7281
Allison.Hosak@Avantorsciences.com
Investor Relations Contact
Tommy Thomas
Vice President, Investor Relations
Avantor
781-375-8051
Tommy.Thomas@Avantorsciences.com